UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 3, 2014 (December 3, 2014)

Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On December 3, 2014, Springleaf Holdings, Inc. (“SHI,” “we,” “us” or “our”), as guarantor, entered into an Indenture (the “Base Indenture”), with Springleaf Financial Corporation, an indirect subsidiary of SHI (“SFC”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of December 3, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among SFC, SHI and the Trustee, pursuant to which SHI provided a guarantee on $700,000,000 aggregate principal amount of 5.25% Senior Notes due 2019 (the “Notes”) issued by SFC.  The Notes were offered pursuant to a Prospectus Supplement, dated November 25, 2014, to the Prospectus, dated November 20, 2014, filed as part of SFC’s Registration Statement on Form S-3 (Registration No. 333-200408-01) filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Notes will be guaranteed on an unsecured basis by SHI.

Concurrently with the offering of the Notes, SFC repurchased approximately $370 million aggregate principal amount of SFC’s outstanding Medium Term Notes due 2017 (the “2017 Notes”) at a premium to principal amount from certain beneficial holders of the 2017 Notes (the “Repurchase”). Certain beneficial owners of the 2017 Notes agreed to purchase in the offering of the Notes approximately $441 million aggregate principal amount of the Notes. SFC intends to use a portion of the net proceeds from the offering of the Notes for the Repurchase. SFC intends to use the remaining net proceeds for general corporate purposes, which may include further debt repurchases and possible acquisitions.

The Notes will mature on December 15, 2019 and bear interest at a rate of 5.25% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015. The Notes are SFC’s senior unsecured obligations and rank equally in right of payment to all of its other existing and future unsubordinated indebtedness from time to time outstanding.  The Notes are guaranteed by us and will not be guaranteed by any of SFC’s subsidiaries or any other party.  The Notes are effectively subordinated to all of SFC’s secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of SFC’s subsidiaries with respect to claims against the assets of such subsidiaries.

The Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the Indenture. The Notes will not have the benefit of any sinking fund.

The Indenture contains covenants that, among other things, limit SFC’s ability to create liens on assets and restrict SFC’s ability to consolidate, merge or sell its assets. The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and accrued interest on the Notes to become, or to be declared, due and payable.

The foregoing summary of the Base Indenture and Supplemental Indenture is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture relating to the Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, Springleaf Holdings, Inc. and Wilmington Trust, National Association, as trustee.
4.2

First Supplemental Indenture relating to the Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, Springleaf Holdings, Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of Note due 2019 (included as part of Exhibit 4.2).
5.1	Opinion of Jack R. Erkilla, Esq.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Jack R. Erkilla, Esq. (included as part of Exhibit 5.1 hereto).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.

By:	/s/ Minchung (Macrina) Kgil
Name:	Minchung (Macrina) Kgil
Title:	Executive Vice President and Chief Financial Officer

Date: December 3, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture relating to the Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, Springleaf Holdings, Inc. and Wilmington Trust, National Association, as trustee.
4.2

First Supplemental Indenture relating to the Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, Springleaf Holdings, Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of Note due 2019 (included as part of Exhibit 4.2).
5.1	Opinion of Jack R. Erkilla, Esq.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Jack R. Erkilla, Esq. (included as part of Exhibit 5.1 hereto).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).